Exhibit 10.4

February 13, 2007

Dr. Orwin L. Carter, Chairman of the Board
M. Christine Jacobs, CEO and President
Theragenics Corporation
5203 Bristol Industrial Way
Buford, GA 30518

Dear Orwin and Chris,

Please accept this as notice of my intent to retire as President and Director of Galt Medical Corp., effective April 1, 2007. I look forward to continuing my relationship with Theragenics in a strategic consulting capacity for the surgical products business.

Sincerely,

/s/ James R. Eddings

James R. Eddings
President